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                                                                   EXHIBIT 10.13
                                                                   -------------

                                   FRANCHISE

                                     TO THE

                      VIRGIN ISLANDS TELEPHONE CORPORATION

                                      FOR

                               TELEPHONE SERVICE

                                     IN THE

                                 VIRGIN ISLANDS

                                OCTOBER 30, 1959


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                      VIRGIN ISLANDS TELEPHONE CORPORATION

                                   FRANCHISE



          By virtue of the authority in me vested under Paragraph (a), Section 10, Title 30, of the Virgin Islands Code, and Act No. 317 of June 19, 1958, and pursuant to Act No. 504 of the Third Legislature of the Virgin Islands, First Special Session of October 1, 1959, the undersigned on behalf of the Government of the Virginia Islands, hereby grants this Franchise to Virgin Islands Telephone Corporation, organized and existing under the laws of the Virgin Islands, hereinafter referred to as the "Company", under the terms and conditions herein established.

1.  FRANCHISE

          The Company is authorized and empowered to own, build, rebuild, replace, construct, equip, operate and maintain a local, toll, inter-island, interstate and international public telephone system within and throughout the Virgin Islands, including the leasing of its circuits and other facilities for public and private telephone and related services of every nature whatsoever, making such arrangements as it sees fit for interconnection of its circuits and facilities with those of other communication systems and enterprises operating within or
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without the Virgin islands, with a view to providing the said
Territory with a modern and adequate system of domestic and world-wide telephone and related services.

2.  EASEMENTS

          The Company is authorized and empowered to occupy and use, on the basis of a perpetual easement for so long as it shall operate the services herein referred to, subject to such restrictions as may now or hereafter be imposed by law, public buildings, bridges and other public property, as well as streets, sidewalks, alleys, and public roads, making excavations therein and restoring the same, for the purpose of erecting, attaching, maintaining and using poles, pole lines, under-ground conduits, manholes, cables, wires and other facilities necessary to the services herein provided for. As to necessary easements over private property the Government will assist the Company at its request by the lawful exercise of the right of eminent domain on its behalf, the cost of such condemnation to be borne by the Company.

          The exercise of the rights and powers under this article shall be subject to reasonable regulation by the Department of Public Works.
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3.  IMPROVEMENTS

          Within two years from the date of acceptance by the Company of this Franchise, and subject to delays arising from circumstances beyond the Company's control, which delays shall extend the said period by a term equal to the total extent of such delays, the Company shall convert the telephone facilities acquired by it from the Government of the Virgin Islands from common battery and magneto operation to dial operation, for all local exchange service, all as specifically described in the recitals of the Purchase and Sale Agreement between International Telephone and Telegraph Corporation (the Company's assignor) and the Government; together with the immediate initiation of a temporary interim relief program involving expenditures of at least $75,000.

          Following expiration of the aforesaid two-year period, the Company shall continue to expand and modernize its services and facilities to meet the public demand to the extent that this may be economically and technically feasible.

4.  HEARING

          In exercising its powers under Title 30 of the Virgin Islands Code, in any matter materially affecting the interests of the Company or regulating its operation and procedures, the
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Public Utilities Commission shall give the Company timely notice and an opportunity to be heard.

5.  TAXES

          For an initial period of ten (10) years from the date of acceptance by the Company of this Franchise, the Company shall be exempt from the payment of all taxes and fees, as described in Title 33, Section 4053, Virgin Islands Code, levied by the Government of the Virgin Islands or any municipality or agency thereof. During this same ten-year period, the Government of the Virgin Islands shall pay to the Company certain monies quarterly as a non-taxable industrial incentive, as a means of assisting the Company in its initial years of service, and in order to reduce the rates so that the benefits may be passed on to the consumers in the form of reduced charges. The measure of such payments to be made by the Government to the Company shall be equal to 75% of the income taxes and 100% of the import duties actually paid into the Treasury of the Virgin Islands by the Company.

          In the event that it should be held under Section 881 of the United States Internal Revenue Code that the Company is required to withhold taxes, then the Government of the Virgin Islands shall reimburse the Company for the full amount thereof.
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6.  RATES

          (a) The rates now in effect for telephone service shall continue for one year from the date of transfer of title to and possession of the telephone system.

          (b) For one year after the expiration of the period of time set forth in 6(a) above, or until complete conversion to dial telephone operation, whichever is later, the monthly rates shall be as follows:

Business
--------
Individual                                $11.00
Two-Party                                   7.50
Trunks (P(A)BX)                            14.00

Residential
-----------
Individual                                  7.00
Two-party                                   5.00
Four-party                                  4.00
Eight-party                                 3.00
Extensions                                  1.50
----------

          (c) No mileage maintenance charges will be made for business telephones. No mileage maintenance charges for residential telephones will be made until complete conversion to dial telephone operation. Thereafter, mileage main-
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tenance charges per one-quarter mile or fraction thereof monthly will be as follows:

          Individual stations                       $0.30
          Two-party stations                         0.20
          Four-party stations                        0.15

and the maximum monthly mileage maintenance charge shall be $4.00 per main station. In computing mileage maintenance charges for the Island of St. Croix, the base rate area shall include the towns of Frederiksted and Christiansted and shall include the area within 300 feet of the trunk line between the said towns. The base rate area for St. Thomas shall include Charlotte Amalie and contiguous developed areas as shown on maps to be filed with the Public Utilities Commission. The base rate areas for St. John shall include Cruz Bay and Coral Bay and contiguous developed areas as shown on maps to be filed with the Public Utilities Commission.

          In other concentrated areas of population such as Bethlehem and Grove Place the base rate areas shall be defined in accordance with maps to be filed with the Public Utilities Commission. In due course, the Company will submit to the Public Utilities Commission for its approval, proposed regulations governing new construction or extensions beyond the base rate
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areas. The term "new construction" does not include replacement of existing lines.

          (d) The rates and charges set forth in paragraphs (b) and (c) above shall continue to apply until such time as new rates shall be determined in accordance with the provisions of this article.

          (e) After the time contemplated by (b) above, the Company may charge such rates as shall provide a return not in excess of 8% on the fair value of its property devoted to the public use, based on schedules of rates and charges submitted by the Company or otherwise determined by the Public Utilities Commission from time to time under Title 30 of the Virgin Islands Code, and the Commission shall determine or approve such schedules with such modifications as it may deem necessary and proper in the public interest, provided that such modifications shall result in a return adequate to attract new capital for such continued expansion and improvement of the service as may be appropriate or required, and will otherwise meet the test of the Organic Act of the Virgin Islands and the Constitution of the United States.

          (f) The Company shall have the right to apply to the Public Utilities Commission for immediate interim adjustment, by percentage or flat rate surcharge or otherwise,
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to the extent indicated by wage increases or other contingency; provided that this shall not apply until the conversion to dial operation is completed.

          (g) In the event the Company is delayed or prevented from completing the conversion to dial telephone operation by reason of circumstances beyond its control, or in the event of a change in the stated assumptions upon which the terms of this Franchise are predicated not attributable to the Company, then the Company is not foreclosed by any foregoing provision from applying to the Public Utilities Commission for appropriate relief by way of rate modification.

7.  EMINENT DOMAIN

          Anything to the contrary herein notwithstanding, the Government of the Virgin Islands does not relinquish its right of eminent domain which it may exercise at any time in accordance with the provisions of Chapter 19, Title 28, Virgin Islands Code, and of the Organic Act and Constitution of the United States.

          The Government further reserves the right to take and operate the business, plant and facilities other than by condemnation proceedings, in the event that such action is made
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necessary by reason of a state of war or state of emergency declared by appropriate legislative act authorizing such action and which is held by the Governor of the Virgin Islands to warrant such taking and operation by the Government as a measure of imperative public necessity, and in such event the Government of the Virgin Islands shall pay the Company monthly in advance an amount equal to a fair return on the value determined in accordance with Chapter 19 of Title 28 of the Virgin Islands Code and, within six months following termination of the said state of war or emergency, it shall return the business, plant and facilities to the Company, and compensate the Company for any damage or deterioration occasioned thereto during the term of Government operation, over and above normal wear and tear.

8.  TERM
          This Franchise shall be for an indeterminate term. The minimum term of this Franchise is five years, and it may be terminated by the Government of the Virgin Islands upon two years' prior written notice. In event of such termination the Government shall expropriate the entire business, plant and facilities of the Company. So long as this Franchise shall not be so terminated, it shall remain in effect and be regarded as though it were automatically renewable and renewed for successive biennial periods, so as to fall within the limitations im-
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posed by paragraph (a), Section 10, Title 30, of the Virgin Islands Code.

9.  ACCEPTANCE

          This Franchise shall be inoperative unless the Company shall file with the Governor of the Virgin Islands a written acceptance thereof within 45 days after passage of the Act of the Legislature, signed by the Governor of the Virgin Islands, approving this Franchise and the Contract for the purchase of the Virgin Islands Telephone System. Upon the filing of such written acceptance this Franchise shall constitute a contract between the Government of the Virgin Islands and the Virgin Islands Telephone Corporation, its successors and assigns.

10.  LIMITATION ON TRANSFER

          This Franchise is not transferable without permission of the Public Utilities Commission.

          IN WITNESS WHEREOF I have hereunto set my hand and Seal of the Government of the Virgin Islands of the United States at Charlotte Amalie, St. Thomas, Virgin Islands, this 30th day of October, 1959.

APPROVED AS TO LEGALITY:
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  Russell B. Johnson
   Attorney General

                               GOVERNMENT OF THE VIRGIN ISLANDS
                               OF THE UNITED STATES OF AMERICA

  (SEAL)

                               By  John D. Merwin
                                     Governor

ATTEST:

  Roy W. Bornn
Government Secretary

                  (Accepted as of midnight, October 31, 1959)

                                            VIRGIN ISLANDS TELEPHONE CORPORATION

(SEAL)                         By Stephen H. Larrabee
                                  President

ATTEST:

   Ralph C. Economu
(Assistant) Secretary